UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2020

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On July 31, 2020, the board of directors (the “Board”) of Cardlytics, Inc. (the “Company”) appointed Jessica Jensen to serve as a director of the Company and as a member of the Company’s compensation committee. Ms. Jensen will serve as a Class III director whose term will expire at the 2021 annual meeting of stockholders.
There is no arrangement or understanding between Ms. Jensen and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Jensen and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Ms. Jensen requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Ms. Jensen is set forth below.
Jessica Jensen, age 48, has served as the Chief Marketing Officer of OpenTable since August 1, 2020, where she previously served as the SVP Marketing for OpenTable from November 2019 to July 2020. Prior to joining OpenTable, Ms. Jensen served as the Chief Marketing Officer for Sunbasket, a subscription meal delivery service, from May 2019 to October 2019. Prior to Sunbasket, she served as the Head of Products, Platforms, and Insights at Facebook from 2014 to April 2019. Previously, from 2012 to 2014, Ms. Jensen was Global Head of Product Marketing for iAd, a division of Apple. Ms. Jensen holds a B.A. degree from Amherst College, a Masters of International Relations from University of California San Diego and a M.B.A. from INSEAD Business School.
In accordance with the Company’s compensation policy for non-employee directors, upon her commencement of service as a director, Ms. Jensen was granted 1,893 restricted stock units, which will vest in full on the first anniversary of the grant date, provided that Ms. Jensen is, as of such vesting date, then a director of the Company. Additionally, Ms. Jensen will be entitled to receive a $30,000 annual retainer for her service as director and a $10,000 annual retainer for her service as a member of the Company’s compensation committee. At each annual stockholder meeting following which Ms. Jensen’s term as a director continues, Ms. Jensen will be entitled to receive an additional restricted stock unit award with a grant date fair value of $150,000, which award will vest in full on the first anniversary of such grant date, provided that she is, as of such vesting date, then a director of the Company. Ms. Jensen has also entered into the Company’s standard form of indemnification agreement.
ITEM 7.01    REGULATION FD DISCLOSURE
On August 4, 2020, the Company issued a press release announcing the appointment of Ms. Jensen.
A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits

Exhibit	Exhibit Description
99.1	Press release dated August 4, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	August 4, 2020	By:	/s/ Andrew Christiansen
Andrew Christiansen
Chief Financial Officer (Principal Financial and Accounting Officer)